UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2013

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1550
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.
On October 21, 2013, pursuant to the terms of a Note Purchase Agreement dated October 21, 2013 (the “Agreement”), Associated Estates Realty Corporation (the “Company”) issued and sold to a group of institutional investors $45,000,000 aggregate principal amount of 4.29% Senior Notes, due October 21, 2020, and $55,000,000 aggregate principal amount of 4.94% Senior Notes, due January 8, 2024 (collectively, the “Notes”).

The Notes contain financial covenants that include, without limitation, a maximum debt limitation and ratios related to net worth, leverage, fixed charge coverage and unencumbered interest coverage.  The Notes include other customary representations, warranties and covenants.

The descriptions in this Form 8-K of the Agreement and the Notes are not intended to be complete descriptions of such documents, and such descriptions are qualified in their entirety by the full text of the Agreement, a copy of which is attached as an exhibit to, and incorporated by reference in, this Form 8-K.

The Notes were offered in a private placement through Merrill Lynch, Pierce, Fenner & Smith Incorporated as lead placement agent with US Bancorp Investments Incorporated as the co-placement agent.  The placement agents received a placement fee of $660,000 in the aggregate for their services and reimbursement of certain expenses.

ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 21, 2013, the Company entered into the Agreement, the terms and conditions of which are described in Item 1.01 of this Form 8-K, which by this reference is incorporated herein.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits	Description

Exhibit 4.1
Note Purchase Agreement dated October 21, 2013, between Associated Estates Realty Corporation and the purchasers of the Notes party thereto (including the forms of 4.29% Senior Notes, Series A, due October 21, 2020 and 4.94% Senior Notes, Series B, due January 8, 2024).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

October 25, 2013	/s/ Lou Fatica
(Date)	Lou Fatica, Vice President
Chief Financial Officer and Treasurer

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